Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 07/11/2018 02:07 PM
Original ID: 2018-000806547
Amendment ID: 2018-002341888

Limited Liability Company
Amendment to Articles of Organization

1. Name of the limited liability company:

Dropshippers.com LLC

2. The date of filing its articles of organization: 06/05/2018

3. Article number(s) I is amended as follows:

The name of the limited liability company is Buying.com LLC

Signature: ______________________ **Date:** 7/3/18
(Shall be executed by a person authorized by the company.) *(mm/dd/yyyy)*

Print Name: Richard C Slater

Contact Person: Richard C Slater

Title: Attorney/Agent

Daytime Phone Number: 307-630-7051

Email: rslaterpc@gmail.com

(Email provided will receive annual report reminders and filing evidence)
**May list multiple email addresses*

Received
JUL - 6 2018
Secretary of State
Wyoming

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Buying.com LLC**
Old Name: **Dropshippers.com LLC**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **11th** day of **July**, **2018**

Secretary of State

By: Nicole Martinez

Filed Date: 07/11/2018

RECEIPT

Wyoming
Secretary of State
2020 Carey Avenue
Cheyenne, WY 82002-0020

RICHARD C SLATER PC
145 N 5TH ST APT 1
HOT SPRINGS, SD 57747

RECEIPT INFORMATION

Receipt #: **001448795**
Receipt Date: **07/11/2018**
Processed By: **Nicole Martinez**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Name Change - Limited Liability Company - Domestic	2018-002341888	1	$50.00	$50.00

TOTAL CHARGES PAID $50.00

Description of Payment	Reference	Amount
Payment-Check / Money Order	5044	$50.00

TOTAL PAYMENT $50.00

In Reference To:
Buying.com LLC (2018-000806547); Amendment ID: 2018-002341888

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov